UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

Atlanticus Holdings Corporation
(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	ATLC	Nasdaq Global Select Market
7.625% Series B Cumulative Perpetual Preferred Stock, no par value	ATLCP	Nasdaq Global Select Market
6.125% Senior Notes due 2026	ATLCL	Nasdaq Global Select Market
9.25% Senior Notes due 2029	ATLCZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 10, 2022, Atlanticus Holdings Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Sales Agent”) providing for the sale by the Company of up to an aggregate offering price of $100,000,000 of the Company’s (i) 7.625% Series B Cumulative Perpetual Preferred Stock, no par value per share and liquidation preference of $25.00 per share (the “Preferred Stock”), and (ii) 6.125% Senior Notes Due 2026 (the “Notes”), from time to time through the Sales Agent, in connection with the Company’s Preferred Stock and Notes “at the market” offering program.

On January 30, 2024, the Company entered into a second supplemental indenture (the “Second Supplemental Indenture”) to its indenture dated as of November 22, 2021 (the “Base Indenture”; as previously supplemented and as further supplemented by the Second Supplemental Indenture, the “Indenture”) between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”). The Indenture establishes the form, and provides for the issuance from time to time, if any, of the Notes. The Indenture also contains customary events of default and cure provisions.

The Notes, if any, will be general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness, and will rank senior in right of payment to the Company’s future subordinated indebtedness, if any. The Notes, if any, will be effectively subordinated to all of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and the Notes, if any, will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries (excluding any amounts owed by such subsidiaries to the Company). The Notes, if any, will bear interest at the rate of 6.125% per annum. Any interest on the Notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year. The Notes, if any, will mature on November 30, 2026.

The foregoing description of the material terms of the Second Supplemental Indenture and the Notes is qualified in its entirety by reference to the full text of the Second Supplemental Indenture and the Notes, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of January 30, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.125% Senior Notes due 2026 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlanticus Holdings Corporation

Date: February 2, 2024	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer